Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Share Price-Based Bonus Scheme of Marine Harvest ASA of our report dated November 5, 2013, with respect to the consolidated financial statements of Marine Harvest ASA included in its Registration Statement (Form 20-F) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young AS

Oslo, Norway
March 28, 2014